UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): January 4, 2010

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


     648 Finch Avenue East, Suite 2, Toronto, Ontario M2K 2E6, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                           Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 relating to the Company's business operations and prospects, including statements related to estimates of financial results for future reporting periods that are made pursuant to the safe harbor provisions of the federal securities laws. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," "project," or "intend." These forward-looking statements reflect our plans, expectations, and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements ("Cautionary Statements") include, among other risks listed from time to time in the Company's filings with the Securities and Exchange Commission or otherwise disclosed by the Company, including those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and quarterly reports filed on Form 10-Q for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009. All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission (the "SEC") from time to time.

Our forward-looking statements are based on information available to us today, and we undertake no obligation to update these statements. Our actual results may differ significantly from the results discussed.

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 4, 2010, the Company entered into an Agreement to dispose of 100% of the capital stock of IMM Investments Inc. (IMM), an Ontario Corporation, to Braydon Capital Corporation, an Ontario Corporation (Braydon) in exchange for $200,000 paid by Braydon for the elimination of debt owed by the Company.

The Agreement was approved by the Boards of Directors of both parties. The transaction closes on or before the close of business on January 8, 2010.

During 2009, Braydon advanced $71,000 to the Company to pay for audit fees required to complete regulatory filings. The advances from Braydon were due on demand and, in December 2009, Braydon notified the Company of its intent to demand repayment of the advances. The Company also received $57,500 in advances from two separate related parties during prior periods in 2006 and 2007.

To reach an agreement with Braydon, the Company agreed to sell IMM for the carrying cost of IMM. In addition to the sum advanced by Braydon, Braydon agreed to assume $57,500 in advances from the other related parties and to pay $71,500 in accounts payable owed by the Company to a contractor.

IMM owns 5,000,000 shares of common stock of Armistice Resources Corp. (Armistice) a mining company whose shares are traded on the Toronto Stock Exchange. The shares of Armistice owned by IMM are subject to escrow agreements imposed by the Ontario Securities Commission and the Toronto Stock Exchange, the details of which are explained in our annual report for the period ended December 31, 2008 and subsequent quarterly reports on form 10-Q. As reported by the Company, it is unknown if the shares of Armistice can be realized due to certain indirect legal proceedings that affect the Company. As a result of the Agreement, Braydon assumes the risk and potential legal fees associated with the recovery of Armistice shares.

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Braydon is controlled by Mr. Claudio Ciavarella, the brother of our current
Director of Operations, Mr. Michael Ciavarella. As such we consider Braydon as a related party. Braydon does not have any family relationships among other current or nominated directors or executive officers.

Braydon does not have any material interest in any current or future deal.

In September 2005, the Company decided to pursue a plan to acquire income producing commercial real estate. A number of impositions raised by our previous business endeavours pose difficulties in our efforts to deploy the new business plan. The Company believes that completion of our delinquent financial reports, the resolution of other legal conflicts, in addition to this Agreement may assist with the challenges we are facing.


Exhibit Index


Number   Description
99.1     AGREEMENT FOR PURCHASE AND SALE OF STOCK AND PLAN OF REORGANIZATION


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  JANUARY 8, 2010.                  EMPIRE GLOBAL CORP.


                                     Per: /s/ VIC DOMINELLI
                                         ------------------------------
                                          VIC DOMINELLI
                                          Chairman of the Board
                                          Interim Chief Executive Officer

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